UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
(Exact name of registrant as specified in its charter)
MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2006, Macquarie Infrastructure Company LLC (together with Macquarie Infrastructure Company Trust, “MIC”), through a wholly-owned subsidiary, entered into a business purchase agreement and a membership interest purchase agreement with the parties named below, to acquire 100% of the interests in entities that own and operate two fixed base operations (“FBOs”). The total purchase price is a cash consideration of $85.0 million (subject to working capital adjustments). In addition to the purchase price, it is anticipated that a further $4.5 million will be incurred to cover transaction costs, integration costs and reserve funding. The FBOs are located at Stewart International Airport, NY and Santa Monica Airport, CA.

MIC expects to close the transaction through its airport services business. MIC expects to finance the purchase price and the associated transaction and other costs, in part, with $32.5 million of additional term loan borrowings under an expansion of the credit facility at its airport services business. MIC expects to pay the remainder of the purchase price and associated costs with cash on hand. The credit facility will continue to be secured by all of the assets and stock of companies within the airport services business.

MIC Inc. has received commitment letters providing for the $32.5 million expansion of the airport services business debt facility to finance the acquisition. The term loan facility, currently $480 million due in December, 2010, will be increased to $512.5 million on terms that are substantially similar to those in place on the existing term loan facility, with the following exceptions: the trailing 12 month minimum EBITDA will increase to $78.16 million in 2007 and $84.10 million in 2008 and we will be required to hedge 100% of our interest rate exposure under this facility. We are evaluating entering into forward starting interest rate swaps prior to closing, effectively fixing the interest rate for all or most of the increase in debt in advance.

The purchase agreements contain various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the business that are subject to customary limitations. The agreements provide for one-year escrows of $1.0 million in total to cover indemnities. The amount of indemnification payable under the agreement is limited to 30% of the purchase price, with some exceptions.

Completion of the acquisition is subject to regulatory and other approvals, including approval of the relevant airport authority, the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act, receipt of audited financial statements for the year ended December 31, 2005 and other customary closing conditions.

The counterparties to the business purchase agreement are: David G. Price, David G. Price 2006 Family Trust, Dallas P. Price-Van Breda, Dallas Price-Van Breda 2006 Family Trust and Supermarine Aviation, Limited. The counterparty to the membership interest purchase agreement is David G. Price.

Macquarie Securities (USA) Inc. (“MSUSA”) is acting as financial advisor to MIC on the transaction. MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of MIC’s Manager.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Dated: December 22, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Dated: December 22, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee